                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------


                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                                 OMNICARE, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                 31-1001351
(State or other jurisdiction of
incorporation or organization)        (I.R.S. Employer Identification No.)


               100 EAST RIVERCENTER BLVD. - SUITE 1600, COVINGTON,
                         KENTUCKY 41011; (606) 392-3300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                CHERYL D. HODGES
                                 OMNICARE, INC.
                    100 EAST RIVERCENTER BLVD. -- SUITE 1600
                    COVINGTON, KENTUCKY 41011; (606) 392-3300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

         MORTON A. PIERCE                      JOSEPH M. RIGOT
         MARC R. PACKER                    THOMPSON HINE & FLORY LLP
      DEWEY BALLANTINE LLP                 2000 COURTHOUSE PLAZA N.E.
  1301 AVENUE OF THE AMERICAS                DAYTON, OHIO 45401-8801
    NEW YORK, NEW YORK 10019

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
 TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE      PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM        AMOUNT OF
          TO BE REGISTERED                REGISTERED           PRICE PER SHARE(1)       AGGREGATE OFFERING    REGISTRATION FEE
                                                                                            PRICE (1)
================================================================================================================================
Common Stock.....................           84,500                  $25.625                 $2,165,313            $601.96
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low reported prices of the common stock on the New York Stock Exchange Composite Tape on May 18, 1999.

----------------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement covers (i) the sale of up to 84,500 shares of Common Stock, par value $1.00 per share ("Common Stock"), of Omnicare, Inc., a Delaware corporation, by Synergy Healthcare Services, L.L.C., a Maryland limited liability company ("Synergy"), and (ii) if, alternatively, Synergy distributes some or all of those shares of Common Stock to its members (the "Synergy Members"), the resale of such distributed shares of Common Stock by the Synergy Members. The same prospectus is being used both with respect to the sale of the Common Stock by Synergy and the sale of the distributed shares of Common Stock by the Synergy Members.

                                 OMNICARE, INC.

                                  COMMON STOCK

          The stockholders of Omnicare, Inc. listed in this prospectus under the caption "Selling Stockholders" may offer to sell up to 84,500 shares of common stock of Omnicare under this prospectus. Omnicare will not receive any of the proceeds from such sales.

         The Selling Stockholders may sell the shares from time to time, on or off the New York Stock Exchange, at prices then obtainable.

         The Selling Stockholders and participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 with respect to the sale of the shares.

         Our common stock is listed on the New York Stock Exchange under the symbol "OCR." On May 18, 1999, the closing price for a share of the common stock was $25.6875.

                           --------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------


                   The date of this prospectus is May 20, 1999

         YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENTS.

                                TABLE OF CONTENTS

                                                          Page
The Company ............................................   2
Where You Can Find More Information ....................   3
Selling Stockholders ...................................   5
Plan of Distribution ...................................   6
Experts ................................................   6
Legal Matters ..........................................   6


                                   THE COMPANY

OMNICARE, INC.
100 East RiverCenter Blvd.
Suite 1600
Covington, Kentucky 41011
(606) 392-3300

         Omnicare is a leading provider of pharmacy and related services to long-term care institutions such as nursing homes, retirement centers and other institutional health care facilities. Omnicare, through its subsidiaries:

         purchases, repackages and dispenses pharmaceuticals, both prescription and non-prescription;

         provides computerized medical recordkeeping and third-party billing for patients in its customers' facilities;

         provides consultant pharmacist services, including evaluating monthly patient drug therapy, monitoring the control, distribution and administration of drugs within the nursing facility and assisting in compliance with state and federal regulations; and

         provides ancillary services, such as infusion therapy, distributes medical supplies, and offers clinical care plan and financial software information systems to its client nursing facilities.

         As of March 31, 1999, Omnicare provided these services to over 591,900 residents in nearly 8,300 skilled nursing facilities, assisted living communities and other healthcare institutions in 42 states.

         Omnicare also provides comprehensive clinical research services for the pharmaceutical and biotechnology industries.

                       WHERE YOU CAN FIND MORE INFORMATION

          Omnicare files annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission. You may read and copy any document we file at the following SEC public reference rooms:


450 5th Street, N.W.        Seven World Trade Center            Citicorp Center
Room 1024                   Suite 1300                          500 West Madison Street
Washington, D.C. 20549      New York, New York 10048            Suite 1400
                                                                Chicago, Illinois 60661-2511


         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         Our SEC filings are also available to the public from the SEC's web site at: http://www.sec.gov.

         This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not include all the information contained in the registration statement and its exhibits. For further information with respect to Omnicare and the common stock, you should consult the registration statement and its exhibits. There are statements contained in this prospectus concerning the provisions of other documents. These statements are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The registration statement, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying at the locations listed above.

         The SEC allows us to incorporate by reference the information we file with them, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering to which this prospectus relates is completed:

                    (a) Annual Report on Form 10-K for the fiscal year ended
               December 31, 1998;

                    (b) Quarterly Report on Form 10-Q for the quarter ended
               March 31, 1999;

                    (c) Current Report on Form 8-K dated May 18, 1999; and

                    (d) Form 8-A Registration Statements filed September 14,
               1993 (containing a description of Omnicare's common stock), and May 18, 1999 (containing a description of Omnicare's Series A Junior Participating Preferred Stock).

         With respect to the documents listed above, if a statement in this prospectus conflicts with a statement in a document incorporated by reference in this prospectus, the statement in the prospectus will modify or supersede it. The statement will constitute a part of this prospectus only in its modified or superseded form.

         You may request a copy of these filings (other than exhibits), at no cost, by writing or telephoning us at the following address:

                 Cheryl D. Hodges
                 Omnicare, Inc.
                 100 East RiverCenter Blvd., Suite 1600
                 Covington, Kentucky  41011
                 (606) 392-3300

         If you would like to request documents from Omnicare, please do so at least five business days prior to the date on which a final investment decision is made to ensure timely delivery.

                              SELLING STOCKHOLDERS

         The following table sets forth the maximum number of shares that may be sold by the Selling Stockholders under this prospectus.

             NAME OF SELLING STOCKHOLDER             NUMBER OF SHARES

Synergy Healthcare Services, L.L.C.                       84,500(1)
Edwin M. Lewis                                            36,006(2)(3)
Christina Sabin-Scharff                                   28,823(2)(3)
Kathleen Barry                                             5,205(2)
Barbara Chan                                               5,205(2)
Edward Morrissey                                           5,205(2)
Marilyn Booker                                             4,056(2)


(1) Synergy Healthcare Services, L.L.C. ("Synergy") is a Maryland limited liability company of which the following persons are members: Edwin M. Lewis, Christina Sabin-Scharff, Kathleen Barry, Barbara Chan, Edward Morrissey and Marilyn Booker (the "Synergy Members"). Synergy acquired these shares in connection with the acquisition by Omnicare of certain assets of Synergy. Synergy may sell its shares under this prospectus or may distribute any or all of its shares to the Synergy Members who may sell such shares under this prospectus.

(2) Each Synergy Member may receive shares of Common Stock owned by Synergy pursuant to a pro rata distribution of such shares by Synergy to the Synergy Members. This prospectus also relates to the sale by such individuals of any shares so distributed.

(3) Edwin M. Lewis and Christina Sabin-Scharff are both employees of a subsidiary of Omnicare.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders may offer these shares for sale in one or more of the following transactions (which may include block transactions):

         - on the New York Stock Exchange,

         - in the over-the-counter market,

         - in transactions other than on an exchange or in the over-the-counter markets or

         - in a combination of any such transactions.

         The Selling Stockholders may sell shares at prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may sell shares to or through underwriters, brokers or dealers, who may receive compensation in the form of discounts or commissions from the Selling Stockholders and who may receive commissions from the purchasers of shares for whom they may act as agent.

                                     EXPERTS

         The audited financial statements incorporated in this prospectus by reference to Omnicare's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP whose report is incorporated herein, to the extent and for the periods appearing therein, given on the authority of that firm as experts in auditing and accounting.

         The consolidated financial statements of CompScript, Inc. appearing in Omnicare, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The Report of Independent Public Accountants on IBAH, Inc.'s December 31, 1997 and 1996 financial statements incorporated by reference in this prospectus and elsewhere in the registration statement is from Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in giving said report.

                                  LEGAL MATTERS

         The legality of the shares offered by this prospectus will be passed upon for Omnicare by Thompson Hine & Flory LLP.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemized statement of the expenses (all but the SEC fees are estimates) in connection with the issuance of the Shares being registered hereunder. All such expenses will be borne by Omnicare.

SEC Registration Fee......................................  $601.96
Legal Fees and expenses...................................  $ 6,000
Accounting fees and expenses..............................  $ 3,000
Miscellaneous.............................................  $ 3,000
         Total............................................  $12,601.96

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation and Bylaws of Omnicare, and separate Indemnification Agreements, provide for the indemnification of each director and officer of Omnicare in connection with any claim, action, suit or proceeding brought or threatened by reason of his or her position with Omnicare. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits Omnicare to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

         Omnicare's directors and officers are, in addition, insured against loss arising from any claim against them or a wrongful act or omission with certain exceptions and limitations.

ITEM 16. EXHIBITS.

         Each of the following Exhibits is filed herewith or incorporated by reference in this Registration Statement.

Exhibit
Number                                    Description of Exhibit
------                                    -----------------------
3(a)     Restated Certificate of Incorporation of Omnicare (incorporated herein by reference to Omnicare's Annual Report on Form 10-K for the year ended December 31, 1996).

Exhibit
Number                                   Description of Exhibit
-----                                    ----------------------
3(b)     Certificate of Amendment of Omnicare's Restated Certificate of
         Incorporation (incorporated herein by reference to Omnicare's
         Registration Statement on Form S-4 (File No. 333-53749), filed with the
         SEC on May 27, 1998).

3(c) Amended Bylaws of Omnicare (incorporated herein by reference to Omnicare's Registration Statement on Form S-3 (File No. 333-64441), filed with the SEC on September 28, 1998).

4        Rights Agreement, dated as of May 17, 1999, by and between Omnicare,
         Inc. and First Chicago Trust Company of New York, as Rights Agent. The
         Rights Agreement includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A. Form of
         Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C
         (incorporated by reference to Exhibit 4.1 to the Company's Current
         Report on Form 8-K dated May 18, 1999).

5 Opinion of Thompson Hine & Flory LLP with respect to the legality of the securities being registered.

23(a)    Consent of PricewaterhouseCoopers LLP.

23(b)    Consent of Ernst & Young LLP.

23(c)    Consent of Arthur Andersen LLP.

23(d)    Consent of Thompson Hine & Flory LLP (contained in Exhibit 5).

24       Power of Attorney (included on signature page).

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky on the 20th day of May, 1999.

                                       OMNICARE, INC.

                                       By: /s/ Cheryl D. Hodges
                                           ------------------------------------
                                          Cheryl Hodges, Senior Vice President
                                          and Secretary

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Edward L. Hutton, Joel
F. Gemunder and Cheryl D. Hodges, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signatures                                Title                      Date
            ----------                                -----                      ----
/s/ Edward L. Hutton                    Chairman and Director (Principal         May 20, 1999
---------------------------------       Executive Officer)
Edward L. Hutton


/s/ Joel F. Gemunder                    President and Director (Principal       May 20, 1999
---------------------------------       Executive Officer)
Joel F. Gemunder


            Signatures                                Title                      Date
            ----------                                -----                      ----

                                        Senior Vice President and Chief         May 20, 1999
                                        Financial Officer (Principal
/s/ David W. Froesel, Jr.               Financial Officer and Principal
-------------------------------------   Accounting Officer)
David W. Froesel, Jr.

/s/ Timothy E. Bien
-------------------------------------
Timothy E. Bien                         Director                                May 20, 1999

/s/ Charles H. Erhart, Jr.
-------------------------------------
Charles H. Erhart, Jr.                  Director                                May 20, 1999

/s/ Mary Lou Fox
-------------------------------------
Mary Lou Fox                            Director                                May 20, 1999

/s/ Geraldine A. Henwood
-------------------------------------
Geraldine A. Henwood                    Director                                May 20, 1999

/s/ Cheryl D. Hodges
-------------------------------------
Cheryl D. Hodges                        Director                                May 20, 1999

/s/ Thomas C. Hutton
-------------------------------------
Thomas C. Hutton                        Director                                May 20, 1999

/s/ Patrick E. Keefe
-------------------------------------
Patrick E. Keefe                        Director                                May 20, 1999

/s/ Sandra E. Laney
-------------------------------------
Sandra E. Laney                         Director                                May 20, 1999

/s/ Andrea R. Lindell
-------------------------------------
Andrea R. Lindell                       Director                                May 20, 1999


-------------------------------------
Sheldon Margen                          Director                                May 20, 1999

/s/ Kevin J. McNamara
-------------------------------------
Kevin J. McNamara                       Director                                May 20, 1999

                                INDEX TO EXHIBITS

Exhibit
Number                 Description
--------               ------------
3(a)          Restated Certificate of Incorporation of Omnicare
              (incorporated herein by reference to Omnicare's Annual Report on Form 10-K for the year ended December 31, 1996).

3(b)          Certificate of Amendment of the Restated Certificate of
              Incorporation of Omnicare (incorporated herein by reference to Omnicare's Registration Statement on Form S-4 (File No.
              333-53749), filed with the SEC
              on May 27, 1998).

3(c) Amended Bylaws of Omnicare (incorporated herein by reference to Omnicare's Registration Statement on Form S-3 (File No.
              333-64441), filed with the SEC on September 28, 1998).

4 Rights Agreement, dated as of May 17, 1999, by and between Omnicare, Inc. and First Chicago Trust Company of New York, as
              Rights Agent. The Rights Agreement includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock as
              Exhibit A. Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated May 18, 1999).

5 Opinion of Thompson Hine & Flory LLP with respect to the legality of the securities being registered.*

23(a)         Consent of PricewaterhouseCoopers LLP.*

23(b)         Consent of Ernst & Young LLP.*

23(c)         Consent of Arthur Andersen LLP.*

23(d)         Consent of Thompson Hine & Flory LLP (contained in
              Exhibit 5).

24            Power of Attorney (included on signature page).

-----------------
* Filed herewith